Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Evolution Petroleum Corporation (the “Company”) of our report dated September 17, 2025, relating to the Company’s consolidated financial statements, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2025, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Houston, Texas

January 16, 2026